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                                                                    Exhibit 10.5

                    THE PRUDENTIAL DEFERRED COMPENSATION PLAN
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                           FOR NON-EMPLOYEE DIRECTORS
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     The Prudential Deferred Compensation Plan for Non-Employee Directors (the
"Plan") was established by The Prudential Insurance Company of America (the "Company"), effective as of July 1, 1974, for the purpose of providing a method of deferring payment to non-employee directors of the Company (the "Non-Employee Directors") of their fees, as fixed from time to time by the Board of Directors of the Company until termination of their services on the Board. The Plan has been amended and restated effective as of May 12, 1998.

     The Plan is intended to be, and shall be administered as, an unfunded plan maintained for the purpose of providing deferred compensation for the Non-Employee Directors and, as such, is not an "employee benefit plan" within the meaning of Title I of ERISA (as defined below). The Plan is also intended to comply with the provisions of New Jersey Statutes Annotated 17B:18-52.

                                    ARTICLE I

                                   DEFINITIONS
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     The following capitalized terms shall have the meanings hereinafter set forth in this Plan. Other terms that are capitalized in the Plan shall be defined in the same manner as they are defined in the Non-Employee Director's Pension Plan:

     "Board of Directors" or "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Committee that has been appointed by the Board of Directors pursuant to Article V of the Plan.

     "Company" means The Prudential Insurance Company of America.

     "Controlled Group" means the Company and (i) each corporation which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) which includes the Company, (ii) each trade or business (whether or not incorporated) which is under common control with the Company (within the meaning of Section 414(c) of the Code), (iii) each organization included in the same affiliated service group (within the meaning of Section 414(c) of the Code) as the Company, and (iv) each other entity required to be aggregated with the Company pursuant to regulations promulgated under Section 414(o) of the Code. Any such entity shall be treated as part of
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the Controlled Group only for the period while it is a member of the controlled group or considered to be in a common control group.

     "Deferred Compensation Accounts" shall have the meaning set forth in
Section 3.1 of the Plan.

     "Effective Date" means July 1, 1974.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Fees" includes all fee income payable to Non-Employee Directors for their service on the Board of Directors, including, but not limited to (i) annual service fees, (ii) meeting fees (including orientation meeting fees), and (iii) compensation that may be payable to such Non-Employee Directors for serving on any of the committees of the Board of Directors. The term "Fees" does not include travel payments that may be made to such Non-Employee Directors as a result of attending orientation meetings of the Board of Directors, payments that constitute reimbursement for expenses incurred by such Non-Employee Director in connection with his or her services to the Board of Directors, nor any fees that may be payable to such Non-Employee Director for service as a trustee of The Prudential Foundation.

     "Hardship" means an unanticipated emergency that is caused by an event beyond the control of the Participant or beneficiary, and that would result in severe financial hardship to such Participant or beneficiary.

     "Non-Employee Director" means any Director of the Company who is not a salaried officer or employee of either the Company or any entity within the Controlled Group.

     "Non-Employee Director's Pension Plan" means The Pension Plan For Non-Employee Directors Of The Prudential Insurance Company Of America, as amended and restated May 12, 1998.

     "Participant" means a Non-Employee Director of the Company (and, if applicable, their beneficiaries) who have elected to participate in the Plan and thereby defer all or a portion of the Fees to be earned by such Participant in the next applicable Plan Period.

     "Plan Period" has the following meaning: (a) with respect to the "First Plan Period," the period commencing on July 1, 1974, and terminating on December 31, 1974, and (b) with respect to all subsequent Plan Periods, the period of time commencing on January 1 and terminating on December 31 for all successive calendar years.

     "Retirement Date" means the first day of the month following the month in which the Participant terminates his services as a Non-Employee Director.
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                                   ARTICLE II

                           PARTICIPATION REQUIREMENTS
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    2.1 Eligibility. A Non-Employee Director will be deemed a Participant in
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the Plan if he or she elects to defer all or a portion of the Fees to be earned during a Plan Period as provided herein.

    2.2 Elections. The election to defer all or a portion of the Participant's
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Fees for the next Plan Period, as well as the election of the form and timing of any distributions on the Participant's behalf, shall be made by written notice delivered by the Participant to the Secretary not later than five (5) days prior to the first day of such Plan Period. In the case of a Non-Employee Director who first becomes eligible during such Plan Period, such election must be made by written notice not later than thirty (30) days after such Non-Employee Director first becomes eligible; provided, however, that with respect to such initial elections, no Fees attributable to the period before which the election is made and presented to the Secretary are eligible for deferral under this Plan. Each such election shall be irrevocable during such Plan Period.

     The Participants may, no later than the last day of the year prior to the year of their anticipated Retirement Date, amend their election forms for deferrals related to all Plan Periods (a) to change the previously-elected form of distribution to another distribution form permitted under Section 4.1, or (b) to change the starting date for commencement of payments under the Plan to another definitely determinable date.

                                   ARTICLE III

                         DEFERRED COMPENSATION ACCOUNTS
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    3.1 Establishment of Deferred Compensation Accounts. An account shall be
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established for each Participant which shall be designated as his Deferred
Compensation Account. The Company shall not be required to segregate any amounts credited to the Deferred Compensation Accounts, which shall be established merely as an accounting convenience.

    3.2  Crediting of Fees to Deferred Compensation Accounts. Upon the execution
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of a valid election to defer all or a portion of the Fees attributable to services performed by the Participant in the next Plan Period, such Fees shall be credited to the Participant's Deferred Compensation Accounts in the following manner:

     (a)  Annual Service Fees: To the degree the Fees deferred by the
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          Participant constitute annual service fees, the amount of the annual service fee to be earned by the Participant for services rendered during the First Plan Period shall be credited in two equal installments on or about the last day of
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          September and December in such Plan Period and for services rendered during any other Plan Period shall be credited in four equal installments on or about the last day of March, June, September, and December in the Plan Period to which such service fee relates to his Deferred Compensation Account, subject to the provisions of Section 3.4.

     (b)  Meeting/Committee Fees: To the degree the Fees deferred by the
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          Participant constitute meeting fees or committee fees, the amount of each fee to be earned by a Participant for attendance at a meeting during a Plan Period shall be credited to his Deferred Compensation Account on or about the first business day following such meeting. Effective January 1, 1998, any such Fees will be credited to a Participant's Deferred Compensation Account at the end of the calendar quarter during the Plan Period when such meeting occurred.

     3.3 Accrual of Interest. The amounts credited to a Deferred Compensation
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Account shall accrue interest as follows:

     (a) With respect to amounts credited to an applicable Participant's Deferred Compensation Account for Plan Periods commencing on the Effective Date and ending December 31, 1992, interest shall be accrued on balances in such Deferred Compensation Account at a rate compounded to yield an effective annual rate corresponding to the rate payable to Fixed Dollar Contributions under The Prudential Investment Plan; and

     (b) With respect to amounts credited to an applicable Participant's Deferred Compensation Account for Plan Periods commencing on January 1, 1993, interest shall be accrued on balances in such Deferred Compensation Account at a rate compounded to yield an effective annual rate corresponding to the rate payable by the Fixed Rate Fund under The Prudential Employee Savings Plan in effect on the first day of the calendar year of the Plan Period.

Interest will accrue commencing with the date of crediting until the Participant's Retirement Date, at which time interest shall accrue on the declining unpaid balance (if any) of a Participant's Deferred Compensation Account at a rate determined in the same way.

     3.4 Special Rules Governing Deferral of Annual Service Fees. If, prior to
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the end of the Plan Period, a Participant (a) becomes an employee of the Company or any member of the Controlled Group, (b) ceases for any reason to be a Non-Employee Director, or (c) has elected to defer all or a portion of his annual services fees and the effective date of participation by a Participant for any Plan Period is other than the first day thereof, such Participant's Deferred Compensation Account will be credited with that proportion of the annual service fee that the Participant has elected to defer for the full Plan Period which the number of days of his participation in the Plan during such
Plan Period bears to the total number of days in such Plan Period.
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                                   ARTICLE IV

                           DISTRIBUTIONS FROM THE PLAN
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    4.1 Timing and Form of Distribution. The Company shall pay to the
Participant(or, in the event of the Participant's death, to the Participant's designated beneficiary) a sum equal to the amount then standing to his credit in his Deferred Compensation Account (plus interest as provided for under Section
3.3 herein), in the following manner:

     (a)  Normal Form of Benefits - Lump Sum or Installment Payments:
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          Payments shall be made in a lump sum, or in 60 or 120 monthly installments, as elected by the Participant in his deferral election form, to begin on the Participant's Retirement Date or such later date as selected by the Participant. In the event an installment option is chosen, such installments shall be as nearly equal as practicable and shall continue even if the Participant again serves on the Board of Directors.

          Notwithstanding the above, if the Participant dies (either before payments commence from the Plan or while such payments are being made), the balance of the Participant's Deferred Compensation Account shall immediately become due and payable in one lump sum to the Participant's beneficiary or, if no beneficiary is designated or then living, to the Participant's estate.

     (b)  Annuity Option: A Participant whose Retirement Date occurs on or after
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          January 1, 1989 but before January 1, 1999 may elect to receive payments in any form of annuity offered in the normal course of business by the Company; provided, however, that the election of such method of payment may not result in the receipt of payments on an annual basis in greater amounts that under a method of payment, if any, previously elected by the Participant. The annuity option provided herein does not involve the transfer by the Company to the Participant of an annuity contract, but merely describes an optional form of payment, in accordance with the provisions of Section 7.1 of the Plan. Effective January 1, 1999, this distribution option will no longer be available to Participants whose Retirement Date has not occurred as of such date. Any Participant whose Retirement Date is, or is anticipated to be, on or after such date will be required to amend his or her election forms to remove such annuity form as a distribution option if the annuity option has previously been selected by the Participant for all or a portion of their Deferred Compensation Account balance. This amendment will occur in accordance with the requirements of Section 2.2.
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     4.2 Hardship Distribution. Notwithstanding any other provisions of the
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Plan, the Committee may determine, in the Committee's sole discretion, to accelerate the payment of amounts accrued in such Participant's Deferred Compensation Account in the event of the Participant incurring a Hardship. For purposes of this Section, the Committee may only permit the accelerated payment of an amount not to exceed the amount necessary to satisfy the Hardship liability and, in no event, may the Committee permit the payment under the Plan of an amount exceeding the Participant's balance in his or her Deferred Compensation Account as of the date of such withdrawal.

                                    ARTICLE V

                           ADMINISTRATION OF THE PLAN
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     5.1 Administration of the Plan. The Board of Directors shall appoint a
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Committee to administer the Plan, which shall be comprised of the following three persons: the Vice President and Secretary of the Company, the Vice President and Chief Legal Officer of the Company's Human Resources Department, and the Vice President of Total Compensation (with the Vice President and Secretary of the Company serving, where appropriate, as the primary contact for questions related to the Plan's operation by Participants). The Committee shall maintain such procedures and records as will enable the Committee to determine the Participants and their beneficiaries who are entitled to receive benefits under the Plan and the amounts thereof.

     5.2 General Powers of Administration. The Committee shall have the
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exclusive right, power, and authority to interpret, in its sole discretion, any and all of the provisions of the Plan; and to consider and decide conclusively any questions (whether of fact or otherwise) arising in connection with the administration of the Plan or any claim for benefits arising under the Plan. Any decision or action of the Committee shall be conclusive and binding on the Company and the Participants.

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION
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     6.1 Amendment or Termination of the Plan. The Company reserves the right to
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amend or terminate the Plan in any respect and at any time, without the consent of Participants or beneficiaries; provided, however, that the following conditions with respect to such amendment or termination must be satisfied in order for such amendment or termination to be binding and in effect:
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     (a) Such amendment or termination must be made pursuant to a written resolution of the Committee which is approved thereafter by the Board of Directors; and

     (b) Such amendment or termination resolution may not adversely affect the rights of any Participant or beneficiary to receive benefits earned and accrued under the Plan prior to such amendment or termination.

                                   ARTICLE VII

                               GENERAL PROVISIONS
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     7.1 Participant's Rights Unsecured and Unfunded. The Plan at all times
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shall be entirely unfunded. No assets of the Company shall be segregated or earmarked to represent the liability for accrued benefits under the Plan. The right of a Participant (or his or her beneficiary) to receive a payment hereunder shall be an unsecured claim against the general assets of the Company. All payments under the Plan shall be made from the general funds of the Company.

     7.2 No Guarantee of Benefits. Nothing contained in the Plan shall
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constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder.

     7.3 No Creation of Employee Rights. Participation in the Plan shall not be
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construed to give or deem any Participant to be an employee of the Company.

     7.4 Non-Alienation Provision. No interest of any person or entity in, or
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right to receive a benefit or distribution under, the Plan shall be subject in any manner to sale, transfer, anticipation, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

     7.5 Applicable Law; Severability. The Plan shall be construed and
         ----------------------------
administered under the laws of the State of New Jersey, except to the extent that such laws are preempted by ERISA, if applicable. In the event any provision of this Plan shall be determined to be illegal or invalid for any reason, the remaining portion(s) shall continue in full force and effect as if such illegal or invalid provision had never been included herein.

     7.6 Taxes. To the extent required by law, amounts accrued under the Plan
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shall be subject to federal social security and unemployment taxes during the year the services giving rise to such amounts were performed (or, if later, when the amounts are both determinable and not subject to a substantial risk of forfeiture). The Company shall
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withhold from any payments made pursuant to the Plan such amounts as may be required by federal, state or local law.

     7.7 Excess Payments. If the compensation, years of service, age, or any
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other relevant fact relating to any person is found to have been misstated, the
Plan benefit payable by the Company to a Participant or beneficiary shall be the Plan benefit which would have been provided on the basis of the correct information. Any excess payments due to such misstatement, or due to any other mistake of fact or law, shall be refunded to the Company or withheld by it from any further amounts otherwise payable under the Plan.

     7.8 No Impact on Other Benefits. Amounts accrued under the Plan shall not
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be included in a Participant's compensation for purposes of calculating benefits under any other plan, program or arrangement sponsored by the Company.

     7.9 Data. Each Participant or beneficiary shall furnish the Committee all
         ----
proofs of dates of birth and death and proofs of continued existence necessary for the administration of the Plan, and the Company shall not be liable for the fulfillment of any Plan benefits in any way dependent upon such information unless and until the same shall have been received by the Committee in a form satisfactory to it.

     7.10 Incapacity of Recipient. If a Participant or other beneficiary
          -----------------------
entitled to a distribution under the Plan is living under guardianship or conservatorship, distributions payable under the terms of the Plan to such Participant or beneficiary shall be paid to his or her appointed guardian or conservator and such payment shall be a complete discharge of any liability of the Company under the Plan.

     7.11 Usage of Terms and Headings. Words in the masculine gender shall
          ---------------------------
include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings are included for ease of reference only, and are not to be construed to alter the terms of the Plan.